UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 24, 2023

NN, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 600
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company.	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On May 24, 2023, immediately following the conclusion of the 2023 Annual Meeting of the Stockholders (the “Annual Meeting”) of NN, Inc. (the “Company”), the Board of Directors (the “Board”) held a meeting during which it approved an increase in the size of the Board from eight to nine directors and appointed Harold Bevis, the Company’s President and Chief Executive Officer, to fill the newly-created directorship, effective immediately. Mr. Bevis will serve as a director with an initial term expiring at the Company’s 2024 annual meeting of the stockholders.
There are no arrangements or understandings between Mr. Bevis and any other person pursuant to which he was appointed as a director of the Company. There are no family relationships between Mr. Bevis and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. There are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Bevis and the Company.

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
The Annual Meeting was held on May 24, 2023. As of March 31, 2023, the record date for the Annual Meeting, a total of 43,772,352 shares of the Company’s common stock were outstanding and entitled to vote on all matters presented to the Company’s stockholders at the Annual Meeting. At the Annual Meeting, the Company’s stockholders considered the following proposals:
(1)To elect eight directors to serve for a term of one year;
(2)To cast an advisory (non-binding) vote to approve the compensation of the Company’s named executive officers;
(3)To cast an advisory (non-binding) vote to set the frequency of future advisory votes on executive compensation; and
(4)To cast an advisory (non-binding) vote to ratify the selection of Grant Thornton LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2023.
The final voting results for each proposal are described below. For beneficial owners holding the Company’s common stock at a bank or brokerage institution, a “broker non-vote” occurred if the owner failed to give voting instructions, and the bank or broker was otherwise restricted from voting on the owner’s behalf.

Proposal 1
Eight directors were elected to serve for a term of one year. The results were as follows:

Name	For	Withheld	Broker Non-Votes
Raynard D. Benvenuti	26,503,581	692,688	10,891,025
Robert E. Brunner	15,226,694	11,969,575	10,891,025
Christina E. Carroll	26,211,957	984,312	10,891,025
João Faria	26,356,332	839,937	10,891,025
Dr. Rajeev Gautam	26,498,031	698,238	10,891,025
Jeri J. Harman	26,225,346	970,923	10,891,025
Dr. Shihab Kuran	15,597,184	11,599,085	10,891,025
Thomas H. Wilson, Jr.	24,310,493	2,885,776	10,891,025

Proposal 2
The advisory (non-binding) vote on the executive compensation of the Company’s named executive officers was in favor of executive compensation. The results were as follows:

For	Against	Abstentions	Broker Non-Votes
18,531,622	8,187,459	477,188	10,891,025

Proposal 3
The advisory (non-binding) vote on the frequency of votes on the executive compensation of the Company’s named executive officers was in favor of holding a vote on executive compensation of the nature reflected in Proposal II above every year. The results were as follows:

One Year	Two Years	Three Years	Abstentions	Broker Non-Votes
25,638,551	31,029	1,044,424	482,265	10,891,025

Proposal 4
The Audit Committee’s selection of Grant Thornton LLP as the Company’s registered independent public accounting firm for the fiscal year ending December 31, 2023 was ratified. The results were as follows:

For	Against	Abstentions	Broker Non-Votes
38,027,933	54,807	4,554	0

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS
 (d)    Exhibits.

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 24, 2023

NN, INC.

By:	/s/ Michael C. Felcher
Name:	Michael C. Felcher
Title:	Senior Vice President - Chief Financial Officer